Exhibit 10.9

Wells Fargo Bank, N.A.
Financial Products
Telephone: 1-877-240-0795
FIRST AMENDED AND RESTATED ISDA CONFIRMATION
This Amended and Restated ISDA Confirmation amends, restates and replaces that certain ISDA Confirmation dated as of April 26, 2005, originaly between party B and Wells Fargo Foothill, inc., (“WFFI”) as assigned to
Party A pursuant to that certain Novation Agreement dated as of April 30, 2007 by and between Party A, Party B and WFFI.

To:	SMART Modular Technologies (WWH), Inc.
4211 Starboard Drive Fremont, CA 94538 Attention: Jack Pacheco Telephone: (510) 624-8134 Fax;(510)360-8500

From:	Wells Fargo Bank, N.A. 550 California Street MAC A0112-121 San Francisco, CA 94104 Telephone: 1-877-240-0795 Fax: (415) 986-2604

Re:	USD 40,000,000.00 Interest Rate Swap Transaction (31137)

Date:	May 10, 2007
Ladies and Gentlemen:
The purpose of this letter agreement is to confirm the terms and conditions of the transaction (“Transaction”) entered into between Wells Fargo Bank, N.A. (“Party A”) and SMART Modular Technologies (WWH), Inc., an Other corporation (“Party B”). This Transaction is effective at, and as of 12:01 a.m., California time, on the Trade Date specified below.
The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc. (“ISDA”)), including the Annex to the 2000 ISDA Definitions (the “Definitions”), are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.
1. This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. In addition, Party A and Party B agree to use all reasonable efforts to promptly negotiate, execute and deliver a 1992 (ISDA Master Agreement (“Master Agreement”), with such modifications as Party A and Party B will in good faith agree. Upon the execution by Party A and Party B of such Master Agreement, the Confirmation will supplement, form a part of, and be subject to Master Agreement. Ail provisions contained or incorporated by reference in that Master Agreement upon its execution will govern this Confirmation except as expressly modified below. Until the parties hereto execute and deliver that Master Agreement, this Confirmation, together with all other documents referring to the master Agreement (each a “Confirmation”) confirming transactions (each a ‘Transaction”) entered into between us (notwithstanding anything to the contrary in a Confirmation), shall supplement, form a part of, and be subject to a Master Agreement as if we had executed an agreement in such form on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of that Master Agreement and this Confirmation, this Confirmation will prevail for (he purpose of this Transaction.
2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	USD 40,000,000.00
Trade Date:	April 26, 2005
Effective Date:	April 28, 2005

Termination Date:	April 28, 2010

Fixed Amounts
Fixed Rate Payer:	Party B
Fixed Rate Payer	The 1st day of each January, April, July, and October, beginning with July 1, 2005,
Payment Dates:	continuing up to and including the Termination Date, subject to adjustment in accordance with the designated Business Day Convention.

Calculation Period:	From the 1st day of each January, April, July, and October, up to the 1st day of the
following quarter, continuing until the Termination Date, subject to no adjustment in accordance with the designated Business Day Convention. The first Calculation Period will be April 28, 2005 to July 1 , 2005.
Fixed Rate:	4.47%
Fixed Rate Day
Count Fraction:	30/360 - Unadjusted
Business Day
Convention:	Following

Floating Amounts
Floating Rate
Payer:	Party A

Floating Rate Payer Payment Dates:	The 1st day of each January, April, July, and October, beginning with July 1, 2005, continuing up to and including the Termination Date, subject to adjustment in accordance with the designated Business Day Convention.

Calculation Period:	From the 1st day of each January, April, July, and October, up to the 1st day of the
following quarter, continuing until the Termination Date, subject to no adjustment in accordance with the designated Business Day Convention. The first Calculation Period will be April 28, 2005 to July 1, 2005.

Floating Rate
Option:	USD-LIBOR-BBA
Designated
Maturity:	3 Month
Spread:	None
Floating Rate Day
Count Fraction:	30/360 - Unadjusted
Floating Rate for
Initial Calculation
Period:	3.18688%

Reset Dates:	The 1st day of each January, April, July, and October, subject to no adjustment in accordance with the designated Business Day Convention. The first Reset Date is April
28, 2005.
Rate Cut-off Date:	Not Applicable
Method of Averaging:	Not Applicable.
Compounding:	Not Applicable.
Business Day
Convention:	Following

Business Days:	New York City

Credit Support Document:	(i) the Loan Documents, as the same may be amended,supplemented, modified, renewed, replaced, consolidated, restated, substituted or extended from time to time, as defined in the Loan Agreement; and

(ii) the Loan Agreement as defined herein , as the same may be amended, supplemented, modified, renewed, replaced, consolidated, restated, substituted or extended from time to time.

For purpose of this Confirmation, the Loan Agreement shall have the following meaning:

“Loan Agreement” means that certain Second and Amended Loan and Security Agreement dated April 30, 2007 by and among Smart Modular Technologies, inc., Smart Modular Technologies (Europe) Limited, and Smart Modular Technologies (Puerto Rico) Inc., as Borrowers, the other Obligors named therein, the Lenders that are signatories thereto, as the Lenders and Party A as the Arranger, Administrative Agent and Security Trustee as amended, supplemented or modified from time to time.

Credit Support Provider
for Party B:	All “Guarantors”, as defined in the Loan Agreement.

Account Details:
Payments due to Party A:	Settlement instructions to be provided.

Payments due to Party B:	Settlement instructions to be provided.

Calculation Agent:	Party A
3. Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign one copy of this telecopy Confirmation and returning it to us by telecopier to:
Weils Fargo Bank, N.A.
Attention: Documentation Group
Fax: (415)986-2604
4. Each party represents to the other party hereto that (i) it is not acting as a fiduciary or a financial or investment advisor for the other party; (ii) it is not relying upon any advice, counsel or representations (whether written or oral) of the other party other than the representations expressly set forth in the Master Agreement, any Credit Support Document and herein; (iii) the other party hereto has not given to it any advice or counsel as to the expected or projected success, return, performance, result, consequence or benefit (either legal, regulatory, tax, financial, accounting, or otherwise) of this Transaction; (iv) it has consulted with its own legal, regulatory, tax, business, investment financial and accounting advisors to the extent it has deemed necessary and has made its own investment, hedging, and trading decisions (including decisions regarding the suitability of this Transaction) based upon its own judgment and upon arty advice from such advisors as it has deemed necessary and not upon any view expressed by the other party hereto; (v) it has determined that the rates, prices, or amounts and other terms of this Transaction in the indicative quotations (if any) provided by the other party hereto reflect those in the relevant market for similar transactions, and all trading decisions have been the result of arms length negotiations between the parties; (vi) it is entering into this Transaction with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (vii) it is a sophisticated investor.

5. This Confirmation will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.
Yours sincerely,

WELLS FARGO BANK, N.A,

By:	/s/ Mark Khalil
Name:	Mark Khalil
Its:	Authorized Signatory
Accepted and confirmed as of the Trade Date:

SMART MODULAR TECHNOLOGIES (WWH), INC.

By:	/s/ Jack Pacheco

Name:	Jack Pacheco
Its:	Vice President & CFO

Schedule I for Transaction 31137:
Net Cash Flows

Start Date	End Date	Rate Fix Date	Payment Date	Notional
04/28/2005	07/01/2005	04/26/2005	07/01/2005	USD 40,000,000.00
07/01/2005	10/01/2005	08/29/2005	10/03/2005	USD 40,000,000,00
10/01/2005	01/01/2006	09/29/2005	01/03/2006	USD 40,000,000.00
01/01/2006	04/01/2006	12/29/2005	04/03/2006	USD 40,000 ,000.00
04/01/2006	07/01/2006	03/30/2006	07/03/2006	USD 40,000,000.00
07/01/2006	10/01/2006	06/29/2006	10/02/2006	USD 40,000,000.00
10/01/2006	01/01/2007	09/28/2006	01/02/2007	USD 40,000,000,00
01/01/2007	04/01/2007	12/28/2006	04/02/2007	USD 40,000,000.00
04/01/2007	07/01/2007	03/29/2007	07/02/2007	USD 40 ,000,000.00
07/01/2007	10/01/2007	06/28/2007	10/01/2007	USD 40,000,000.00
10/01/2007	01/01/2008	09/27/2007	01/02/2008	USD 40,000,000.00
01/01/2008	04/01/2008	12/28/2007	04/01/2008	USD 40,000,000.00
04/01/2008	07/01/2008	03/28/2008	07/01/2008	USD 40,000,000.00
07/01/2008	10/01/2008	06/27/2006	10/01/2008	USD 40,000,000.00
10/01/2008	01/01/2009	09/29/2008	01/02/2009	USD 40,000,000.00
01/01/2009	04/01/2009	12/30/2008	04/01/2009	USD 40,000 ,000. 00
04/01/2009	07/01 /2009	03/30/2009	07/01/2009	USD 40,000,000.00
07/01/2009	10/01/2009	06/29/2009	10/01/2009	USD 40,000,000.00
10/01/2009	01/01/2010	09/29/2009	01/04/2010	USD 40,000,000.00
01/01/2010	04/01/2010	12/30/2009	04/01/2010	USD 40,000,000.00
04/01/2010	04/28/2010	03/30/2010	04/28/2010	USD 40,000,000.00